Exhibit 10.15

Amendment No. 1

To the

LINCOLN NATIONAL CORPORATION

DEFERRED COMPENSATION &

SUPPLEMENTAL/EXCESS RETIREMENT PLAN

Amended and Restated Effective December 31, 2013

Pursuant to Section 10.2 of the Lincoln National Corporation Deferred Compensation & Supplemental/Excess Retirement Plan (the “Plan”), Lincoln National Corporation (the “Corporation”) amends the Plan effective December 18, 2014, as follows:

1.Amend the definition of “Annual Salary” under Article I, Definitions as follows:

“Annual Salary” means salary (including “replacement salary” such as bereavement, jury duty, paternity leave, or pay from a Company-sponsored short-term disability plan), W-2 commissions and any type of periodic (non-annual) bonus or incentive compensation.  Annual Salary does not include any sign-on or retention bonus.  In addition, Annual Salary does not include any amounts paid to a Participant after his or her Separation from Service (except for final payroll if Separation from Service occurs “mid-cycle”).  For the purpose of the eligibility of either a Lincoln Financial Advisor Second Line Manager or a Lincoln Financial Distributor associate to participate in this Plan, Annual Salary refers to “established compensation” (as defined under the Company’s Established Compensation Administrative Guidelines for benefit purposes).”

2.Amend Section 5.3 in its entirety to read as follows:

“5.3Matching Contributions.  The Company will make Matching Contributions with respect to Elective Deferrals on Annual Salary and Annual Incentive Bonus or Annual Bonus once the aggregated amount of the Participant’s Annual Salary and Annual Incentive Bonus or Annual Bonus for a Plan Year (net of Elective Deferrals to this Plan) has exceeded the Code section 401(a)(17) limit or once the Company’s contributions to the 401(k) Plan have reached the Code section 415 limit for the applicable Plan Year.  Such Matching Contributions shall be made in the amount of 100% of the Participant’s Elective Deferrals, on up to 6% of the Participant’s Annual Salary and Annual Incentive Bonus or Annual Bonus.  Matching Contributions will be 100% vested upon contribution.”

3.In all other respects, said Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Chief Executive Officer of the Corporation has executed this Amendment No. 1 to the Plan.

LINCOLN NATIONAL CORPORATION

/s/ Dennis R. Glass

___________________________________

Dennis R. Glass

President and Chief Executive Officer